EXHIBIT 10.01

October 6, 2000

Mr. Lawrence Perlman
119 North Fourth Street
Suite 503
Minneapolis, MN 55401

Re:  Amendment to Consulting Agreement

Dear Larry:

    This letter serves as an amendment to the consulting agreement between Ceridian Corporation and you dated May 1, 2000. The agreement is amended to reflect December 1, 2000 rather than December 31, 2000 as the conclusion of the consulting engagement. All other terms and conditions of the agreement remain the same, including the second payment of $125,000 which is due and payable to you on November 1, 2000.

    Please give me a call if you have questions (952/853-3301).

Sincerely,
/s/ Shirley J. Hughes
Shirley J. Hughes
jm
cc: Ronald L. Turner
jm

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